UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2008

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On February 1, 2008, The Talbots, Inc. (“Talbots”) entered into an eleventh amendment (the “Amendment”) with Sumitomo Mitsui Banking Corporation related to its revolving credit agreement (the “Credit Agreement”), dated January 25, 1994. The Amendment has an effective date of February 1, 2008. The Amendment extends the Credit Agreement to January 28, 2010. The facility provides for maximum available borrowing of $16,000,000. The Credit Agreement was also amended to include certain financial covenants, including the leverage ratio, Net Worth, and the Fixed Charge Coverage Ratio.
     The foregoing summary is subject in all respects to the actual terms of the agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Eleventh Amendment, dated as of February 1, 2008, to the Revolving Credit Agreement between The Talbots, Inc. and Sumitomo Mitsui Banking Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Date February 7, 2008	By:	/s/ Carol Stone

	Name: Title:	Carol Stone Vice President, Corporate Controller